EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Mercury Systems, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333‑53291, 333-129929, 333-139019, 333-139020, 333-149046, 333-156364, 333-163705, 333-163707, 333-172775, 333-177770, 333-177771, 333-184756, 333-192161, 333-199917, 333-209383, 333-209384, 333-212672, 333-217735 and 333-228617) on Form S-8 and the registration statement (No. 333-220205) on Form S-3ASR of Mercury Systems, Inc. and subsidiaries (the Company) of our report dated August 15, 2019, with respect to the consolidated balance sheets of the Company as of June 30, 2019 and 2018, and the related consolidated statements of operations and comprehensive income, shareholders’ equity, and cash flows, for each of the years in the three-year period ended June 30, 2019, and the related notes and financial statement schedule II (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of June 30, 2019, which report appears in the June 30, 2019 annual report on Form 10-K of the Company.

Our report dated August 15, 2019 on the effectiveness of internal control over financial reporting as of June 30, 2019, contains an explanatory paragraph that states that the Company acquired Germane Systems, LC (Germane), GECO Avionics, LLC (GECO), The Athena Group, Inc. (Athena), and Syntonic Microwave LLC (Syntonic) during fiscal year 2019, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of June 30, 2019, Germane's, GECO’s, Athena’s and Syntonic’s internal control over financial reporting associated with 11 percent of total consolidated assets (of which 8 percent represented goodwill and intangible assets included within the scope of the assessment) and 7 percent of total consolidated revenues included in the consolidated financial statements of the Company as of and for the year ended June 30, 2019. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Germane, GECO, Athena and Syntonic.

/s/ KPMG LLP
Boston, Massachusetts
August 15, 2019